                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   __________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the

                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) April 14, 1997
                                                 --------------


                              AST RESEARCH, INC.
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               (Exact name of registrant as specified in charter)



            Delaware               0-13941              95-3525565
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        (State or other         (Commission           (IRS employer
        jurisdiction of         file number)          identification
        incorporation)                                number)




                  16215 Alton Parkway, Irvine California 92718
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                    (Address of principal executive offices)


              Registrant's telephone number, including area code:
                                 (714) 727-4141
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                                 Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT
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(b). Information Required by Item 403(c) of Regulation S-K.
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     On April 14, 1997, AST Research, Inc., a Delaware corporation (the
"Company"), Samsung Electronics Co., Ltd., a Korean corporation ("Samsung"), and AST Acquisition Inc., a Delaware corporation and newly formed, wholly owned subsidiary of Samsung ("Purchaser"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), a copy of which is attached hereto as Exhibit
2.1 and is incorporated herein by reference. The following summary of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement. The Merger Agreement provides, subject to certain conditions as described in the Merger Agreement, for the commencement of a cash tender offer (which tender offer will be in compliance with Section 14(d)(1) of the Securities Exchange Act of 1934, as amended, and in compliance with the rules and regulations promulgated thereunder) (the "Offer") to purchase all of the issued and outstanding shares of the Company's Common Stock (the "Shares"), at a price of $5.40 per Share, net to the seller in cash, as promptly as practicable, but in no event later than five business days after the initial public announcement of Purchaser's intention to commence the Offer. The obligation of Purchaser to accept for payment and pay for the Shares tendered pursuant to the Offer is subject to certain other conditions that are specified in the Merger Agreement.

     The Merger Agreement provides that, following the purchase of Shares by Purchaser in the Offer, upon the terms and subject to the conditions thereof, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Purchaser shall be merged with and into the Company (the "Merger"). As a result of the Merger, the separate corporate existence of Purchaser shall cease and the Company shall continue as the surviving corporation of the Merger and shall become a subsidiary of Samsung. Upon consummation of the Merger, each issued and then outstanding Share (other than any Shares held in the treasury of the Company, or owned by Samsung or any direct or indirect wholly owned subsidiary of Samsung or of the Company and any Shares held by stockholders who shall not have voted in favor of the Merger or consented thereto in writing and who shall have complied with all of the relevant provisions of Section 262 of the DGCL) shall be converted automatically into the right to receive the amount paid per Share in the Offer, in cash, without interest upon surrender of the certificate representing the Share.

     On April 15, 1997, Samsung and the Company issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is filed herewith as Exhibit 20.1 and is incorporated herein by reference.
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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
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

2.1 Agreement and Plan of Merger, dated as of April 14, 1997, by and among AST Research, Inc., a Delaware corporation, Samsung Electronics Co., Ltd., a Korean corporation, and AST Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Samsung Electronics Co., Ltd.

20.1      Press Release, dated April 15, 1997.

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                         AST RESEARCH, INC.



Date: April 16, 1997     By:     /s/ Won Suk Yang
                                 -----------------------------------------
                         Name:   Won Suk Yang
                         Title:  Senior Vice President and Chief Financial
                                 Officer
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                                 EXHIBIT INDEX
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

Exhibit
   No.       Description of Exhibit
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

 2.1 Agreement and Plan of Merger, dated as of April 14, 1997, by and among AST Research, Inc., a Delaware corporation, Samsung Electronics Co., Ltd., a Korean corporation, and AST Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Samsung Electronics Co., Ltd.

20.1         Press Release, dated April 15, 1997.

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